Exhibit 3.7

Delaware The First State Page 1 3929882 8100 Authentication: 203402994 SR# 20221885295 Date: 05-11-22 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “PHOENIX MOTOR INC.”, FILED IN THIS OFFICE ON THE TENTH DAY OF MAY, A.D. 2022, AT 12:47 O`CLOCK P.M.